UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 5, 2008

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 West Wacker Drive Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on January 2, 2009.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others, general industry conditions and competition, including the current global financial crisis that began in 2007; the impact of market volatility on revenue from asset-based fees; damage to our reputation resulting from claims made about possible conflicts of interest; liability for any losses that result from an actual or claimed breach of our fiduciary duties; financial services industry consolidation; a prolonged outage of our database and network facilities; challenges faced by our non-U.S. operations; and the availability of free or low-cost investment information.

A more complete description of these risks and uncertainties can be found in Part II, Item 1A. “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 as well as our other filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2007. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events.

Investor Questions and Answers: December 2008

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to selected questions received through December 3, 2008. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com, contact us via fax at 312-696-6009, or write to us at the following address:

Morningstar, Inc.
Investor Relations
225 West Wacker Drive
Chicago, IL 60606

Economic and Market Sensitivity

1.              Realizing that trying to pick market troughs is a futile exercise, could you speak to what indicators have helped MORN in the past to figure out when businesses such as Investment Consulting or Advisor turn for the better? Are there any takeaways from prior slowdowns that would help us understand which parts of the business tend to lead (or) lag when equities markets eventually recover?

To evaluate our business prospects, we look at many of the same key performance indicators that we include in our quarterly earnings releases, such as subscription totals for Morningstar.com, license growth for our Web-based software platforms, and trends in assets under advisement. We also look at the annual contract value for new and renewal agreements in our institutional business, as well as retention and renewal rates for key products.

In general, the most cyclical areas of our business tend to be advertising sales and areas where revenue is tied to asset-based fees, such as Investment Consulting. We’ve also felt the impact of slower economic growth and market volatility in some other areas, such as our Premium Membership service on Morningstar.com (which had minimal subscription growth for the 12-month period through September 30, 2008) and some of our Institutional and Advisor products.

Balance Sheet

2.              I have a question for you in reference to your latest 10-Q dated 9/30/08.  The question is under your “other liabilities” section of the balance sheet do you have any long-term debt within that section?  Also it looks as if you have no long-term debt at all on your balance sheet?  Can you confirm with me that this is correct?

Our balance sheet as of September 30, 2008 included $19.8 million in other long-term liabilities. About half of the liabilities included in this category consist of deferred rent arising from tenant improvement allowances related to the build-out of our new corporate headquarters. This category also includes other liabilities such as a reserve for uncertain tax positions, deferred royalty revenue, and a deferred payment obligation for a software license. We don’t have any traditional debt obligations such as bank debt, notes, or bonds.

Credit Ratings Business

3.              Given the current turmoil and Senate hearings that surround ratings agencies and events of the past year, as well as a potential overhaul of ratings systems in future, would this not be an opportune time for you to consider building a franchise in this space, given your reputation for independent research? What would have to happen for MORN to make entering this market more of a priority than it might be currently?

We believe the credit ratings business could be a logical fit for Morningstar, and it’s something we continue to consider. Before entering this market, though, we would need to find a business model that works for us because we don’t operate under an issuer-paid research or ratings model.

Retirement Advice

4.              How would new proposals by some House Democrats to overhaul the 401(k) system impact your business?

We don’t have enough details about what (if any) changes will be made to the 401(k) system to comment on the potential impact on our business. Participants in congressional hearings held in October discussed a variety of proposals for 401(k) retirement plans, including eliminating tax deductions for 401(k) plans and creating a government-sponsored retirement system. At this point, however, no formal proposals have been made.

5.              Rep. Robert Andrews, D-New Jersey, was critical of Department of Labor proposals made in August that would allow advisors to give individual advice if the advice was generated using a computer model. Does Morningstar play a role here?   Do advisors use any of your computer models?

The Department of Labor proposal focuses on “conflicted” advisory firms (primarily asset management firms that may recommend investments in their own proprietary funds) and not advisory firms such as

Morningstar Associates or Ibbotson Associates. As a result, we don’t believe this proposal would have a direct impact on our business.

Regarding the last part of your questions, we do provide model-based independent advice that we make available to millions of participants via retirement plan providers as well as computer software for financial advisors, but it’s not our intention for our products to be used as a “computer model” for providing investment advice to retirement plan participants as specified in the Pension Protection Act. We are therefore not seeking the third-party certification that would be required under these recent proposals.

Investment Consulting

6.              What has been the performance of your Investment Counseling business?  Is there any way for an individual to track this, like we can for “traditional” mutual funds?

In Investment Consulting, the services we provide mainly focus on asset allocation and security selection for funds of funds, including mutual funds and variable annuities. It’s difficult to aggregate performance data because the portfolios we work with have a wide range of investment styles and objectives and therefore have different risk/return profiles. In addition, in the majority of our consulting work, we serve as an advisor, not as a discretionary asset manager. Because of this structure, we don’t report aggregate performance data for our Investment Consulting work.

We serve as a discretionary asset manager for the Transamerica Asset Allocation funds. Performance data for these funds is available at the following link:

https://www.transamericaadvisor.com/wps/portal/tci/mutualfunds

7.              Have you disclosed the name of the Investment Counseling client of Morningstar Associates who has left?  If not, will you?

No, we aren’t disclosing the name of the Investment Consulting client that did not renew its contract, which was up for renewal in October.

Funds of Funds Business

8.              Given how recent market volatility has negatively impacted many fund-of-funds franchises, are there any structural changes to Morningstar’s fund-of-fund business? Broadly speaking, how defensible are value creation and current compensation structures inherent in a fund-of-funds model especially when funds suffer a protracted period of absolute negative returns?

In our view, the long-term growth in funds of funds portfolios is being driven by the market need for simpler investment solutions, and we don’t see that trend changing because of recent market volatility. Despite the severe downturn in most asset classes, we believe our funds of funds services continue to add value because of our many years of experience conducting qualitative research on managed investment products, our direct access to extensive holdings- and performance-based data, our expertise in asset allocation theory and practice, and our strong brand recognition among individuals, advisors, and institutions. Our fee structure is relatively low, and we believe it remains competitive in the current market environment.

9.              How do shifts in institutional asset allocations in recent years, i.e. less U.S. and more emerging markets exposure, or less equities and more alternative investments (e.g. infrastructure, commodities [not withstanding recent outflows]) impact the Institutional business?

The increasing interest in emerging markets and alternative investments has not had a large effect on our Institutional business to date, but we have been expanding the range of services we provide to meet these trends.

Morningstar Equity Research

10.       Given that the Global Research Analyst settlement is set to expire in 2009, do you expect revenue/earnings from premium subscriptions/investment letters/advertising sources to be sufficient enough to fund Equity Analyst teams at the current size?

Revenue related to the Global Analyst Research Settlement accounted for approximately 4% of our consolidated revenue during the first nine months of 2008. We don’t know how much, if any, of this equity research revenue we’ll be able to retain or replace following the end of the settlement period in July 2009. After the settlement period expires, the banks covered by it will no longer be required to provide independent research to their clients.

That said, building a global equity capability with broad coverage has long been one of our strategic goals. In addition to the Global Analyst Research Settlement, we include our equity research in a variety of products, including Morningstar.com Premium Service, our Institutional Equity Research Services, Morningstar Direct, and Morningstar Advisor Workstation. We plan to continue offering research on a wide range of companies after the settlement period ends (although we may adjust our coverage list based on customer demand). It’s too early to tell how this might affect our staff size, but we’re committed to providing the broad, high-quality coverage we’ve become known for as one of the largest providers of independent equity research. We’re also building our equity research capabilities outside the United States, so we see opportunities for our analyst team globally.

11.       If you drop some sector categories, how would you decide which of those are ‘out of favor’: would it be based on structural factors or your gauge of subscriber interest in those sectors?

As mentioned in our response to the previous question, we plan to continue offering research on a wide range of companies, including coverage on all of the major sectors. When we’re making decisions about our coverage list, we look at a variety of factors, including subscriber interest, recommendations from our analyst team, and valuation levels for individual companies.

12.       And, could you talk about how much revenue is generated from the Institutional Equity Research product?

The majority of our Equity Research revenue is related to the Global Analyst Research Settlement, which accounted for approximately 4% of our consolidated revenue in the first nine months of 2008.

We also offer Institutional Equity Research Services, which we sell to institutional investors and portfolio managers. This offering includes detailed equity research reports and discounted cash flow models on the 2,000+ companies we cover. Institutional investors and portfolio managers who use our services can download our analysts’ valuation models and contact our analyst staff via e-mail and telephone. Clients can also participate in regular conference calls.  We haven’t disclosed revenue for this service because it’s not among our five largest products.

Morningstar.com Premium Service

13.       Do you still plan to raise Premium Membership fees in Jan 09, to counteract recent deceleration in Premium Membership growth?

We typically raise prices for Premium Membership once a year in January and expect to implement another modest price increase in January 2009.

Non-U.S. Web Sites

14.       Given emerging markets have suffered precipitous drops in equities, how are Premium subscriptions and Ad revenue trends on the Morningstar sites in Asia/Europe markets trending? Has encountering recent ups and downs in emerging markets the potential to increase investor sophistication long-term, and hence benefit Premium subscriptions there? Is there a plan to roll out a Morningstar.com in India soon, given the size of its economy and the potential investor base?

We currently offer Premium Membership service in two markets outside the United States (the United Kingdom and China). We’re also close to launching a Premium site in Australia. We have seen a slowdown in revenue growth for Premium service in the United Kingdom (Hemscott.com), but it is a smaller product and has not had a material impact on our overall results.

Trends in ad sales have been mixed, with some slowing in Asia and Australia but growth in some of the European markets.

We don’t know if experiencing market volatility will increase investor sophistication, but we believe the recent market downturn will leave investors looking for trusted sources of independent investment research. We believe Morningstar remains well-positioned to meet that need.

We’re in the process of building an investment database in India, as well as a core staff to develop future product offerings. We’re also discussing the possibility of a Web site in India, although we haven’t established a launch date as of yet.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: December 5, 2008	By:	/s/ Scott Cooley
	Name:	Scott Cooley
	Title:	Chief Financial Officer